Exhibit 99.3

Scioderm, Inc.

Table of Contents

For the Years Ended December 31, 2014 and 2013

Report of Independent Auditors

The Board of Directors

Scioderm, Inc.

We have audited the accompanying consolidated financial statements of Scioderm, Inc., which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, changes in redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Scioderm, Inc. at December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Raleigh, North Carolina
August 21, 2015

Scioderm, Inc.

Consolidated Balance Sheets

	As of December 31,
	2014	2013

Assets

Current assets:
Cash	$22,014,226	$4,101,163
Prepaid expenses	819,124	222,247

Total current assets	22,833,350	4,323,410

Property and equipment, net	63,108	70,975

Total assets	$22,896,458	$4,394,385

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit

Current liabilities:
Accounts payable	$—	$7,487
Accrued expenses	1,213,982	684,684

Total current liabilities	1,213,982	692,171

Total liabilities	1,213,982	692,171

Redeemable convertible preferred stock

Series A redeemable convertible preferred stock, $0.001 par value, 16,000,000 shares designated, 16,000,000 and 9,000,000 shares issued and outstanding as of December 31, 2014 and 2013, respectively (liquidation preference of $16,000,000)	16,000,000	9,000,000

Series B redeemable convertible preferred stock, $0.001 par value, 6,110,974 shares designated, 6,110,974 shares issued and outstanding as of December 31, 2014 (liquidation preference of $19,999,989)	19,999,989	—

Total redeemable convertible preferred stock	35,999,989	9,000,000

Commitments and contingencies

Stockholders’ deficit

Common stock, $0.001 par value; 36,000,000 shares authorized; 7,303,720 shares issued and outstanding as of December 31, 2014 and 2013	7,304	7,304
Additional paid-in capital	680,474	228,070
Accumulated deficit	(15,005,291)	(5,533,160)

Total stockholders’ deficit	(14,317,513)	(5,297,786)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$22,896,458	$4,394,385

see accompanying notes to consolidated financial statements

Scioderm, Inc.

Consolidated Statements of Operations and Comprehensive Loss

	Years Ended December 31,
	2014	2013

Operating expenses:
Research and development	$6,421,136	$3,950,079
General and administrative	2,504,612	1,467,218
Sales and marketing	554,921	—

Loss from operations	(9,480,669)	(5,417,297)

Interest income and other (expense):
Interest income	8,538	7,492
Other expense	—	(56,000)
Loss on settlement of debt	—	(39,000)
Total interest income and other (expense), net	8,538	(87,508)

Net loss and comprehensive loss	$(9,472,131)	$(5,504,805)

see accompanying notes to consolidated financial statements

Scioderm, Inc.

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

	Series A Redeemable		Series B Redeemable
	Convertible		Convertible				Additional			Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Members’	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Equity	Deficit	Deficit

Balance as of January 1, 2013	—	$—	—	$—	—	$—	$—	$30,435	$(28,355)	$2,080

Capital contributions	—	—	—	—	—	—	—	2,900	—	2,900
Conversion from limited liability corporation to C corporation	—	—	—	—	7,033,720	7,034	26,301	(33,335)	—	—
Issuance of Series A Preferred Stock, net of unit issuance costs of $136,381	9,000,000	8,565,029	—	—	—	—	—	—	—	—
Options to purchase common stock issued in connection with Series A Preferred Stock	—	—	—	—	—	—	298,590	—	—	298,590
Issuance of warrants to purchase common stock	—	—	—	—	—	—	95,000	—	—	95,000
Issuance of common stock upon exercise of stock options	—	—	—	—	20,000	20	4,440	—	—	4,460
Issuance of common stock upon exercise of stock warrants	—	—	—	—	250,000	250	49,750	—	—	50,000
Share-based compensation	—	—	—	—	—	—	188,960	—	—	188,960
Accretion of redeemable convertible preferred stock	—	434,971	—	—	—	—	(434,971)	—	—	(434,971)
Net loss	—	—	—	—	—	—	—	—	(5,504,805)	(5,504,805)

Balance as of December 31, 2013	9,000,000	9,000,000	—	—	7,303,720	7,304	228,070	—	(5,533,160)	(5,297,786)

Issuance of Series A Preferred Stock, net of unit issuance costs of $62,321	7,000,000	6,937,679	—	—	—	—	—	—	—	—
Issuance of Series B Preferred Stock, net of unit issuance costs of $115,679	—	—	6,110,974	19,884,310	—	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	630,404	—	—	630,404
Accretion of redeemable convertible preferred stock	—	62,321	—	115,679	—	—	(178,000)	—	—	(178,000)
Net loss	—	—	—	—	—	—	—	—	(9,472,131)	(9,472,131)

Balance as of December 31, 2014	16,000,000	$16,000,000	6,110,974	$19,999,989	7,303,720	$7,304	$680,474	$—	$(15,005,291)	$(14,317,513)

see accompanying notes to consolidated financial statements

Scioderm, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2014	2013
Cash flows from operating activities

Net loss	$(9,472,131)	$(5,504,805)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,289	8,218
Share-based compensation	630,404	188,960
Other expense	—	56,000
Loss on settlement of debt	—	39,000
Changes in operating assets and liabilities:
Prepaid expenses	(596,877)	(222,247)
Accounts payable	(7,487)	7,487
Accrued expenses	529,298	684,684

Net cash used in operating activities	(8,901,504)	(4,742,703)

Cash flows from investing activities

Purchase of property and equipment	(7,422)	(79,193)
Cash used in investing activities	(7,422)	(79,193)

Cash flows from financing activities

Proceeds from issuance of debt and contingent warrants	—	1,000,000
Proceeds from issuance of Series A Preferred Stock and options to purchase common stock	7,000,000	8,000,000
Proceeds from issuance of Series B Preferred Stock	19,999,989	—
Payment of redeemable convertible preferred stock issuance costs	(178,000)	(136,381)
Proceeds from issuance of common stock	—	57,360

Net cash provided by financing activities	26,821,989	8,920,979

Net increase in cash and cash equivalents	17,913,063	4,099,083

Cash, beginning of year	4,101,163	2,080

Cash, end of year	$22,014,226	$4,101,163

Supplemental schedule of noncash investing and financing activities

Accretion of Series A and Series B redeemable convertible preferred stock	$178,000	$434,971

see accompanying notes to consolidated financial statements

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 1:               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Activity

Scioderm, LLC (the “LLC”), a Delaware limited liability company, was formed on January 31, 2012.  On April 24, 2013, the LLC converted into Scioderm, Inc. (the “Company”), a Delaware corporation.  Members’ equity at the conversion date was converted to 7,033,720 shares of common stock in the Company.  The Company is currently developing an innovative therapy for treating a skin disease with a high unmet need. On May 22, 2014, the Company formed a wholly owned subsidiary, Scioderm Limited, organized under the laws of the Republic of Ireland.  Scioderm Limited has had no operations since its organization and, as such, has not incurred any operating expenses.  Accordingly, there are no intercompany transactions that required elimination in the preparation of the accompanying consolidated financial statements.

Business Risks and Liquidity

The Company faces risks associated with companies whose products are in development.  These risks include, among others, the Company’s need for additional financing to complete its research and development, achieving key technical milestones, defending intellectual property rights, and dependence on key members of management.

Operations since inception have consisted primarily of organizing the Company, prosecuting its intellectual property, securing financing and research funding, and performing research and development activities. The Company has incurred losses from operations since its inception.  Management believes that the current cash on hand is sufficient to continue its operational and development plan beyond December 31, 2015.

As of December 31, 2014, the Company had positive working capital of $21.6 million.  The Company has funded its operations through the sale of preferred stock to investors.  The Company expects to incur substantial drug development costs in the foreseeable future and does not expect to generate revenue sufficient to cover these costs. As a result, the Company may require substantial additional cash to fund its continued operations. Company management will continue to seek additional revenue-generating license and collaborative agreements, research funding, and/or private or public equity or debt financings to meet such needs. Even if the Company does not have an immediate need for additional cash, it may need to seek access to the private or public equity markets.

The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts of liabilities that may result should the Company be unable to continue as a going concern.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 1:               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates and may differ materially.

Cash

The Company considers all highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.  As of December 31, 2014 and 2013, the Company had no cash equivalents. The Company maintains cash deposits with federally insured financial institutions that may at times exceed federally insured limits.  The Company maintains this cash at high-quality institutions and, as a result, believes credit risk related to its cash to be minimal.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives, which generally ranges from three to seven years. Upon retirement or sale, the cost of the disposed assets and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to expense.

Intellectual Property

The Company believes intellectual property is integral to its operations.  The Company’s policy is to file patent applications to protect technology, inventions, and improvements that are considered important to its business.  Patent positions, including those of the Company, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved.

The costs of internally developed intangible assets such as legal costs associated with the filing of patents are expensed as incurred.  The costs of intangible assets that are acquired for use in a particular research and development project and that have no alternative future uses are expensed as research and development costs as incurred.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 1:               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  When such an event occurs, the recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

Accrued Expenses

The Company’s preclinical studies and clinical trials are performed by third-party laboratories, medical centers and research institutions, contract research organizations, and other vendors (collectively, “CROs”).  These CROs generally bill monthly or quarterly for services performed or upon achieving certain milestones. Expenses related to clinical trials are based on the services received and efforts expended pursuant to contracts with CROs that conduct and manage clinical trials on behalf of the Company. Payments under some of these contracts may depend on factors such as the successful enrollment of patients and the completion of clinical trial milestones.

Research and Development Expenses

The Company expenses costs associated with research and development as incurred.  These costs include payments to third parties that specifically relate to the Company’s product candidates within clinical development, such as payments to CROs, clinical investigators, and consultants.  In addition, employee costs (salaries, payroll taxes, benefits, share-based compensation, and travel) for employees contributing to research and development activities are classified as research and development costs.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related costs including share-based compensation for employees in executive, operational, and finance functions.  Other significant general and administrative expenses include professional fees for accounting, legal, and information technology services and facilities costs.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of commercial market research analysis, product name and trademark design, public relations consulting, and strategy consulting.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 1:               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Compensation

The Company accounts for share-based compensation using the fair value method of accounting, which requires all such compensation, including the grant of stock options, to be recognized in the consolidated statement of operations and comprehensive loss based on its fair value at the grant date.  The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.  For share-based compensation granted to non-employees, the measurement date is generally considered to be the date when all services have been rendered or the date that options are fully vested.

Income Taxes

Prior to the conversion of the Company to a C corporation, the Company’s income and losses were reported by its members on their separate tax returns.  Subsequent to the Company’s conversion, the Company accounts for income taxes under an asset and liability approach.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse.  In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.  The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Tax years that remain subject to examination by major tax jurisdictions date back to the year ended December 31, 2012.  The Company has not been informed by any tax authorities for any jurisdiction that any of its tax years are under examination.  As of December 31, 2014, there are no known items that would result in a material accrual related to where the Company has federal or state attributable tax positions.

The Company recognizes interest and penalties to uncertain tax positions in the provision for income taxes.  As of December 31, 2014 and 2013, the Company had no accrued interest related to uncertain tax positions.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 1:                                             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In August 2014, the Financial Accounting Standards Board (FASB) issued guidance that requires management to assess an entity’s ability to continue as a going concern and to provide related disclosures in certain circumstances.  Under the new guidance, disclosures are required when conditions give rise to substantial doubt about an entity’s ability to continue as a going concern within one year from the financial statement issuance date. The guidance is effective for annual periods ending after December 15, 2016, and all annual and interim periods thereafter. Early application is permitted. The Company is currently evaluating the effect on its consolidated financial statements.

NOTE 2:                                             ACQUISITION OF INTELLECTUAL PROPERTY

During April 2013, the Company entered into a purchase agreement to acquire certain intellectual property for dermatological indications. Under the terms of the agreement, the Company paid $1,040,000 in cash and issued 295,416 shares of common stock with an estimated fair value of $65,000, which was recorded within research and development expense in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2013.  The fair value of the common stock has been included as a component of share-based compensation in the accompanying statement of redeemable convertible preferred stock and stockholders’ deficit and cash flows for the year ended December 31, 2014. In addition, the Company is required to pay an additional $6,000,000 in cash upon the occurrence of certain future contingent events, which include (i) payment or other distribution to holders of debt or equity securities, (ii) an acquisition, or (iii) an asset sale, all of which are defined in the purchase agreement.  The Company determined that the contingent events that would trigger this payment were not probable as of December 31, 2014.

NOTE 3:                                             PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2014 and 2013:

	Estimated Useful Life (in years)	2014	2013
Furniture and fixtures	7	$36,660	$34,244
Computer equipment and software	3-5	49,955	44,949

Total		86,615	79,193

Less accumulated depreciation		23,507	8,218

Property and equipment, net		$63,108	$70,975

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 3:                                             PROPERTY AND EQUIPMENT (continued)

Depreciation expense was $15,289 for the year ended December 31, 2014, and $8,218 for the year ended December 31, 2013.

NOTE 4:                                             ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2014 and 2013:

	2014	2013

Payroll and compensation	$607,278	$342,927
Clinical trials and consulting services	450,887	307,540
Professional services	118,192	13,337
Other	37,625	20,880

Total	$1,213,982	$684,684

NOTE 5:                                             CONVERTIBLE DEBT

During March 2013, the Company received $1,000,000 in connection with the issuance of Secured Convertible Promissory Notes (the “Bridge Notes”).  The Bridge Notes had a maturity date of March 11, 2014.  However, the terms of the arrangement allowed the principal and any accrued but unpaid interest to be exchanged into equity securities of the Company upon a qualified financing, as defined in the Secured Note Purchase Agreement (the “Agreement”).

In connection with the issuance of the Bridge Notes, the Company also agreed to issue warrants (the “Bridge Warrants”) to the holders of the debt instruments upon the earliest of the closing of a qualified financing or other transaction, as defined in the Agreement, or the maturity date of the Bridge Notes.  The warrants would be exercisable for the series and number of shares of equity securities of the Company that are issued in connection with the qualified financing transaction or other transaction as defined in the Agreement.

Proceeds of $39,000 from the debt financing transaction were allocated to the Bridge Warrants based on its estimated fair value, which was initially recorded as a liability in the consolidated balance sheet.  The fair value was based on a probability assessment of the potential scenarios that would result in the issuance of the warrants, which utilized an option pricing model.  The remaining proceeds of $961,000 were allocated to the Bridge Notes.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 5:                                             CONVERTIBLE DEBT (continued)

As discussed further in Note 6, shares of Series A redeemable convertible preferred stock with a fair value of $1,000,000 were issued during April 2013 in connection with the settlement of the Bridge Notes.  The Company recorded a $39,000 loss on settlement of debt in connection with the redemption of the $961,000 carrying value of the Bridge Notes.

NOTE 6:                                             REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

The Company is authorized to issue two classes of stock designated as either common stock or preferred stock. The Company is authorized to issue 36,000,000 shares of common stock, of which 7,303,720 shares are issued and outstanding as of December 31, 2014 and 2013. The authorized preferred stock consists of (i) 16,000,000 shares of Series A Preferred Stock, all of which are issued and outstanding as of December 31, 2014, and (ii) 6,110,974 shares of Series B Preferred Stock, all of which are issued and outstanding as of December 31, 2014.  The Preferred Stock has a par value of $0.001 per share and the common stock has a par value of $0.001 per share.

Common Stock

Issuance of Stock — During April 2013, members’ equity was converted to 7,033,720 shares of common stock as a result of the conversion of Scioderm, LLC to Scioderm, Inc.

During April 2013, the Company entered into a termination agreement with the holders of the Bridge Warrants whereby warrants to purchase 500,000 shares of the Company’s common stock were issued in exchange for the previous commitment to issue Bridge Warrants.  The common stock warrants have an exercise price of $0.20 and are exercisable at any time until the April 24, 2023 expiration date.  The fair value of the warrants were estimated to be approximately $95,000 based on the Black-Sholes option pricing model, which included an estimated dividend yield of 0.00%, expected stock price volatility of 85%, expected term of ten years, and a risk-free rate of 2.0%.  The incremental warrant fair value of $56,000 was reflected within other expense in the accompanying consolidated statement of operations and comprehensive loss for the year ended December 31, 2013.

During October 2013, warrants were exercised to purchase 250,000 shares of common stock for total proceeds of $50,000.

During October 2013, options to purchase common stock were exercised for 20,000 shares of common stock for total proceeds of $4,460.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 6:                                             REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT (continued)

Preferred Stock

Issuance of Stock — During December 2014, the Company issued 6,110,974 shares of Series B redeemable convertible preferred stock (the “Series B Preferred Stock”) for $3.27 per share for cash proceeds of $19,999,989 less related issuance costs of $115,679.

During April 2014, the Company issued 7,000,000 shares of Series A redeemable convertible preferred stock (the “Series A Preferred Stock”) for $1.00 per share for cash proceeds of $7,000,000 less related issuance costs of $62,321.

During April 2013, the Company issued 8,000,000 shares of Series A Preferred Stock at $1.00 per share for cash proceeds of $8,000,000 less related issuance costs of $136,381.  During April 2013, the Company also agreed to issue options to purchase 1,596,280 shares of the Company’s common stock to the investors who purchased the Series A Preferred Stock.  These options to purchase common stock have an exercise price of $0.22 per share, were exercisable upon issuance, and have a term of ten years. The fair value of the warrants were estimated to be $310,167 based on the Black-Sholes option pricing model, which included an estimated dividend yield of 0.00%, expected stock price volatility of 92%, expected term of ten years, and a risk-free rate of 2.0%. The proceeds from this financing transaction were allocated to the Series A Preferred Stock and options to purchase to common stock on a relative fair value basis.  Accordingly, the Company allocated consideration of $7,701,410 and $298,590 to the Series A Preferred Stock and stock options, respectively.

In addition, the Company issued 1,000,000 shares of Series A Preferred Stock during April 2013 in connection with the redemption of the outstanding Bridge Notes (refer to Note 5).

Dividends

Holders of the Series B Preferred Stock, in preference to the holders of Series A Preferred Stock and common stock, shall be entitled to receive, when, as, and if declared by the Board of Directors (the “Board”), but only out of funds that are legally available therefore, cash dividends at the rate of 8% of the applicable Original Issue Price ($3.27) per annum on each outstanding share of Series B Preferred Stock.  Stockholders of Series A Preferred Stock, in preference to the holders of common stock, shall be entitled to receive, when, as and if declared by the Board, but only out of funds that are legally available therefor, cash dividends at the rate of 8% of the applicable Original Issue Price ($1.00) per annum on each outstanding share of Series A Preferred Stock. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 6:                                             REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT (continued)

Voting

Each holder of shares of the Series A and Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A and Series B Preferred Stock could be converted immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the common stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided or as required by law, the Series A and Series B Preferred Stock shall vote together with the common stock on an as-converted basis at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner as the common stock.

Liquidation

Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, including any asset transfer or acquisition (each, a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Series A Preferred Stock and common stock, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series B Preferred Stock held by them, an amount per share of Series B Preferred Stock equal to the applicable Original Issue Price ($3.27) plus all declared and unpaid dividends on the Series B Preferred Stock. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series B Preferred Stock of the liquidation preference, then such assets (or consideration) shall be distributed among the holders of Series B Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Upon any Liquidation Event, after payment of the liquidation preference set forth and before any distribution or payment shall be made to the holders of any common stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series A Preferred Stock held by them, an amount per share of Series A Preferred Stock equal to the applicable Original Issue Price ($1.00) plus all declared and unpaid dividends on the Series A Preferred Stock. If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference then such assets (or consideration) shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.  After the payment of the full liquidation preference of the Series A and Series B Preferred Stock the assets of the Company legally available for distribution in such Liquidation Event (or the consideration received by the Company or its stockholders in such Acquisition or Asset Transfer), if any, shall be distributed ratably to the holders of the common stock and Series A and Series B Preferred Stock on an as-if-converted to common stock basis.  Notwithstanding the above, for purposes of determining the amount each holder of shares of

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 6:                                             REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT (continued)

Series A and Series B Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Series A and Series B Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of common stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Series A and Series B Preferred Stock into shares of common stock. If any such holder shall be deemed to have converted shares of Series A or Series B Preferred Stock into common stock put to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Series A and Series B Preferred Stock that have not converted (or have not been deemed to have converted) into shares of common stock.

Conversion

The holders of the Series A and Series B Preferred Stock shall have the following rights with respect to the conversion of the Series A and Series B Preferred Stock into shares of common stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions any shares of Series A and Series B Preferred Stock may, at the option of the holder, be converted at any time into fully paid and non-assessable shares of common stock. The number of shares of common stock to which a holder of Series A and Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the “Series Preferred Conversion Rate” then in effect by the number of shares of Series A and Series B Preferred Stock being converted.

(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series A and Series B Preferred Stock (the “Series Preferred Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series A and Series B Preferred Stock by the “Series Preferred Conversion Price.”

(c) Series Preferred Conversion Price. The conversion price for the Series A and Series B Preferred Stock shall initially be the Original Issue Price of the Series A and Series B Preferred Stock (the “Series Preferred Conversion Price”).

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 6:                                             REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT (continued)

Redemption

The holders of at least a majority of the then outstanding preferred stock, voting together as a separate class, may require the Company to redeem all of the then outstanding preferred stock in three annual installments beginning not prior to April 23, 2018, and ending on April 23, 2020 provided that the Company shall receive at least 90 days prior to the first such redemption date written notice of such election.  The redemption price will be equal to the Original Issue Price plus declared and unpaid dividend with respect to such shares.

Changes in the redemption values of the Series A and Series B Preferred Stock are recognized immediately as they occur and the carrying value of the preferred stock is adjusted to equal the redemption amount as if redemption were to occur at the end of the reporting period based on conditions that exist as of that date.  Accordingly, the Company recorded accretion of redeemable convertible preferred stock of $178,000 and $434,971 during the years ended December 31, 2014 and 2013, respectively, which is reflected as a reduction of additional paid-in capital in the accompanying consolidated statements of redeemable convertible preferred stock and stockholders’ deficit.

NOTE 7:                                             STOCK-BASED COMPENSATION

During April 2013, the Company adopted the 2013 Stock Plan (the “Plan”). The Plan was amended on December 11, 2014, to increase the number of shares of common stock reserved under the plan to 2,370,000. Of this amount, 1,225,602 shares are available for future stock option grants as of December 31, 2014.  Eligible plan participants include employees, directors, and consultants.  The Plan permits the granting of incentive stock options, nonqualified stock options, and stock grants.  The terms of the agreements are determined by the Board.  The Company’s awards vest based on the terms in the agreements with some awards vesting immediately and others over a period of four years with a term of ten years.

Share-based compensation expense for employee stock option awards for the years ended December 31, 2014 and 2013, was approximately $23,000 and $12,000, respectively.  Share-based compensation expense for non-employee stock option awards for the years ended December 31, 2014 and 2013, was approximately $99,000 and $20,000, respectively.

Determining the appropriate fair value model and the related assumptions requires judgment.  The fair value of each option grant is estimated using a Black-Scholes option-pricing model.  The following table summarizes the assumptions used for estimating the fair value of stock options granted for the year ended December 31:

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 7:                                             STOCK-BASED COMPENSATION (continued)

2014

Non- Employees
Expected dividend yield	0.00%
Expected stock-price volatility	90.47%
Weighted-average risk-free interest rate	2.55%
Expected life of options (in years)	10
Weighted-average fair value per share	$0.47

2013

	Employees	Non- Employees

Expected dividend yield	0.00%	0.00%
Expected stock-price volatility	99.76%	91.21%
Weighted-average risk-free interest rate	1.70%	2.84%
Expected life of options (in years)	5.9	10
Weighted-average fair value per share	$0.17	$0.21

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option.  The expected term represents the average time options that vest are expected to be outstanding.  The Company does not have sufficient history of exercise of stock options to estimate the expected term of employee stock options and thus continues to calculate expected life based on the midpoint between the vesting date and the contractual term, which is in accordance with the simplified method.  The expected term for share-based compensation granted to non-employees is the contractual life.  The risk-free rate is based on the United States Treasury yield curve during the expected life of the option.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 7:                                             STOCK-BASED COMPENSATION (continued)

The following summarizes the stock option activity since inception of the Plan:

	Available for Grant	Options Outstanding	Weighted- Average Exercise Price

Balance as of January 1, 2013	—	—	$—
Reserved	1,370,000	—	—
Granted	(652,124)	652,124	3.27
Exercised	—	(20,000)	0.22

Balance as of December 31, 2013	717,876	632,124	3.37
Reserved	1,000,000	—	—
Granted	(212,274)	212,274	6.97
Restricted stock units granted	(300,000)	—	—
Forfeited	20,000	(20,000)	3.60

Balance as of December 31, 2014	1,225,602	824,398	4.29

The following summarizes certain information about stock options vested and expected to vest as of December 31, 2014:

	Number of Options	Weighted-Average Remaining Contractual Life (In Years)	Weighted-Average Exercise Price

Outstanding and expected to vest	787,177	8.96	$4.25
Vested and exercisable	497,618	9.06	$4.47

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 7:                                             STOCK-BASED COMPENSATION (continued)

The following table summarizes certain information about all stock options outstanding as of December 31, 2014:

Exercise Price	Number of Options Outstanding	Weighted-Average Remaining Contractual Life (In Years)	Number of Options Exercisable

$0.22	327,711	8.60	184,681
6.97	496,687	9.19	312,937

	824,398		497,618

During the year ended December 31, 2013, 20,000 stock options were exercised for the purchase of common stock for total proceeds of $4,460.

As of December 31, 2014, there was approximately $50,000 of total unrecognized compensation cost related to non-vested stock option grants, which is expected to be recognized over a weighted-average period of 2.5 years.

The Plan provides for accelerated vesting under certain change-of-control transactions.

During April 2013, the Company granted 2,483,720 shares of restricted common stock to certain executives of the Company. Under the terms of the related stock restriction agreement, the Company has the right to repurchase all or any portion of any unvested shares of common stock held by the executive upon termination of their employment at a purchase price equal to the lesser of (i) $0.001 per share or (ii) the then current fair market value of the common stock. Accordingly, the Company is recognizing compensation expense equal to the grant date fair value of the Company’s common stock of $0.22 per share over the four year vesting period.  The Company has recorded approximately $137,000 and $91,000 of compensation expense during the years ended December 31, 2014 and 2013, respectively, in connection with these restricted stock agreements.

In connection with the employment termination of one executive during December 2014, the Company modified the restricted stock agreement to provide for incremental vesting in shares of common stock that otherwise would have been forfeited pursuant to the terms of the original agreement.  The Company recorded compensation expense of approximately $371,000 during the year ended December 31, 2014, in connection with this modification.  The executive also forfeited 413,953 shares pursuant to the termination agreement.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 7:                                             STOCK-BASED COMPENSATION (continued)

As of December 31, 2014, there was approximately $159,000 of total unrecognized compensation cost related to the restricted common stock granted to the executives which is expected to be recognized over a weighted-average period of 2.3 years.

In addition, the Company granted 300,000 restricted stock units to certain employees during the year ended December 31, 2014, with a grant date fair value of approximately $213,000.  The restricted stock units contain certain service and performance conditions whereby vesting is contingent upon the continued employment by the holder and the occurrence of a liquidity event, as defined, within five years of the grant date.  The Company has not recognized compensation expense in connection with the grant of the restricted stock units since vesting is contingent upon occurrence of a liquidity event, as defined, which was not deemed probable as of December 31, 2014.  When the contingency becomes probable, the Company will record compensation expense equal to the grant date fair value of the restricted stock units.

NOTE 8:                                             LEASES

Operating Leases

The Company entered into a 37-month lease obligation for office space effective May 2013 and expiring May 2016.  The Company also entered into a lease for certain office equipment expiring in May 2016.

The approximate future minimum payments under these leases are as follows:

2015	$68,126
2016	28,568

Total	$96,694

During the years ended December 31, 2014 and 2013, rent expense was $58,166 and $43,542, respectively.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 9:                                             EMPLOYEE BENEFIT PLAN

During June 2013, the Company adopted a 401(k) plan (the “401k Plan”) covering all qualified employees.  Participants may elect a salary reduction up to the maximum percentage allowable, not to exceed the limits established by the Internal Revenue Service.  The 401k Plan permits the Company to make discretionary matching contributions.  The Company does not match participants’ contributions.

NOTE 10:                                      INCOME TAXES

No provision for federal or state income tax expense has been recorded for the years ended December 31, 2014 and 2013, due to the valuation allowance recorded against the net deferred tax asset. The Company converted from an LLC to a C Corporation on April 23, 2013. Prior to the conversion, no provision was made for income taxes because all earnings and losses of the Company flowed through to its unitholders.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows at December 31, 2014 and 2013:

	2014	2013

Current deferred tax assets:
Accrued expenses	$57,200	$—
Valuation allowance	(57,200)	—

Net deferred tax assets, current	—	—

Non-current deferred tax assets:
Tax loss carryforwards	3,539,200	1,213,700
Contribution carryforwards	23,400	7,600
Tax credit carryforwards	3,637,400	922,100
Intangibles	375,300	405,200
Share-based compensation	77,100	33,600
Valuation allowance	(7,648,000)	(2,581,300)

Non-current deferred tax liabilities:
Property and equipment	(4,400)	(900)

Net deferred tax assets (liabilities), non-current	—	—

Total net deferred tax assets (liabilities)	$—	$—

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 10:                                      INCOME TAXES (continued)

At December 31, 2014 and 2013, the Company established a full valuation allowance against its net deferred tax assets since, at that time, the Company could not assert that it was more likely than not that its deferred tax assets would be realized.  As a result, there was an increase in the valuation allowance in the current year in the amount of $5,123,900, all of which was allocable to current operating activities.

At December 31, 2014, the Company had federal and state income tax loss carryforwards of approximately $9,123,100 and $13,174,900 that begin to expire in 2033 for federal purposes and in 2028 for state purposes. The utilization of the loss carryforwards to reduce future income taxes will depend on the Company’s ability to generate sufficient taxable income prior to the expiration of the loss carryforwards.

The Tax Reform Act of 1986 contains provisions that limit the ability to utilize the net operating loss carryforwards in the case of certain events, including significant changes in ownership interests.  If the Company’s net operating loss carryforwards are limited, and the Company has taxable income that exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

At December 31, 2014, the Company had federal research and development tax credits of $76,600 available to offset future federal income taxes, which begin to expire in 2033.  The Company also has federal orphan drug credits of $3,560,800 available to offset future federal income taxes, which begin to expire in 2033.

At December 31, 2014, the Company had contribution carryforwards of $68,800 available to offset future federal taxable income, which begin to expire in 2018.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 10:                                      INCOME TAXES (continued)

The reasons for the difference between actual income tax expense for the years ended December 31, 2014 and 2013, and the amount computed by applying the statutory federal income tax rate to losses before income tax are as follows:

	2014		2013
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings

Income tax expense at statutory rate	$(3,220,500)	34.0%	$(1,871,600)	34.0%
State income taxes, net of federal tax benefit	(319,200)	3.4%	(195,400)	3.5%
Nondeductible expenses	1,127,600	(11.9)%	391,500	(7.1)%
Credits	(2,715,300)	28.7%	(922,100)	16.8%
Tax benefit attributable to pre-C corporation period	—	—	58,000	(1.1)%
Establishment of deferred tax balances upon conversion to C corporation	—	—	(42,500)	0.8%
Change in valuation allowance	5,123,900	(54.2)%	2,581,300	(46.9)%
Change in state tax rate	2,100	(0.0)%	—	0.0%
Other	1,400	(0.0)%	800	—

Income tax benefit	$—	—	$—	—

As of December 31, 2014, the Company had no unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2014, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company has all tax years open to examination by federal tax and state tax jurisdictions. No income tax returns are currently under examination by taxing authorities.

Scioderm, Inc.

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

NOTE 11:                                      SUBSEQUENT EVENTS

During January 2015, the Company modified certain stock option awards that were previously granted during the years ended December 31, 2014 and 2013, for the purchase of 496,687 shares of common stock at an exercise price of $6.97 per share.  The Company modified these stock options in January 2015 to change the exercise price to $0.73 per share.  The prior vesting terms and expiration dates of the reissued stock options were not modified.

During January 2015, the Company issued 250,000 restricted stock units to an employee.  The terms of this restricted stock unit grant was consistent with the terms of the restricted stock units granted to other employees in 2014 (see Note 7).

Effective July 21, 2015, the Board of Directors amended the Company’s 2013 Stock Plan to provide for acceleration of vesting for its outstanding stock options and restricted stock units immediately following a Corporate Transaction, as defined.

Through August 21, 2015, the Company has issued 241,416 stock options to consultants and board members with an exercise price of $0.73.

Subsequent events have been evaluated through August 21, 2015, which is the date that these consolidated financial statements were issued.